EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of May 17, 2018, by and between Netlist Inc., a Delaware corporation (the “Company”), and Chun Ki Hong and Won Kyung Cha Community Property Trust (the “Purchaser”).

RECITALS

A.                                    The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                                    Purchaser, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 5,405,405 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“California Courts” means the state and federal courts sitting in the City of Los Angeles, California.

“Closing” means the closing of the purchase by the Purchasers from the Company and sale by the Company to the Purchasers of the Shares pursuant to this Agreement on the Closing Date.

“Closing Date” means the second (2nd) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 5.1 and 5.2 (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived, or such later date as the Company and Purchaser shall mutually agree.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed on its Principal Trading Market, a day on which the Common Stock is quoted and traded on a Trading Market other than the Principal Trading Market; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE-MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the OTC QB, OTC QX or “pink sheets” tier of the OTC Market Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices) on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

ARTICLE 2

PURCHASE AND SALE

2.1                               Closing.

(a)                                 Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Shares for a price per Share of $0.148 (which is the closing sale price of the Company’s Common Stock on the last trading day preceding the execution of this Agreement) for an aggregate purchase price of $800,000 (the “Purchase Price”).

(b)                                 Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)                                  Form of Payment. On the Closing Date, (i) Purchaser shall wire (or shall have previously wired) the Purchase Price, in United States dollars and in immediately available funds, to an account designated by the Company, and (ii) the Company shall irrevocably instruct the Transfer Agent, to deliver to Purchaser one or more stock certificates (the “Stock Certificates”), free and clear of all restrictive and other legends except as expressly provided in Section 4.1(b) hereof, evidencing the Shares.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), that, except as disclosed in the SEC Reports and except for the transactions contemplated by this Agreement which shall be deemed a part hereof and shall qualify any representations made by the Company herein to the extent of the applicable disclosure:

(a)                                 Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate, reasonably be expected to have, or result in, a material adverse effect.

(b)                                 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders.  This Agreement has been duly executed by the Company and is, or when delivered in accordance with the terms hereof, will, constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.  There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

(c)                                  No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract or (iii)  result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser in Sections 3.2(c) through (h) herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected), except in the case of clause (ii) and clause (iii) such as would not individually or in the aggregate, reasonably be expected to have, or result in, a material adverse effect.

(d)                                 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement (including the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to Nasdaq for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(e)                                  Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens suffered or permitted by the Company, other than restrictions on transfer provided for herein or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in Sections 3.2(c) through (h) herein, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f)                                   Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and, as of the date of this Agreement, has changed since the date set forth in the most recently filed of the SEC Reports only to reflect stock option exercises and issuances under the Company’s at-the-market sales program. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.

(g)                                 SEC Reports. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding and including the date hereof (or such shorter period as the Company was required by law or regulation to file or furnish such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and certain disclosure materials prepared for the purpose of the transactions contemplated hereby and provided to Purchaser prior to the date hereof, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing or furnishing and has filed or furnished any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(h)                                 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Sections 3.2(c) though (h) herein, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Purchaser hereunder.

(i)                                    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

(j)                                    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Sections 3.2(c) through (h) herein, neither the Company nor any person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant hereto to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq.

(k)                                 Application of Takeover Protections; Rights Agreements. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable now and in the future any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organizational documents or the laws of the State of Delaware (including but not limited to Section 203 of the Delaware General Corporate Law) that is or could reasonably be expected to become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights hereunder, including, without limitation, the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(l)                                    Acknowledgment Regarding the Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the transactions contemplated thereby.

3.2                               Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                                 Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the corporate, partnership, limited liability company or other similar power and authority, or is a natural person with the legal capacity, in each case requisite to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable like action on the part of Purchaser. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)                                  Investment Intent. Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)                                 Purchaser Status. At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                                  General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                                   Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)                                 Access to Information. Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h)                                 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

(i)                                    Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant hereto. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(j)                                    Reliance on Exemptions. Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

(k)                                 No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l)                                    Residency. Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the applicable signature page attached hereto.

3.3                               No Other Representations. The Company and Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1                               Transfer Restrictions.

(a)                                 Compliance with Laws. Notwithstanding any other provision hereof, Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of a Purchaser, (iv) pursuant to Rule 144 (provided that Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction following the applicable holding period or (vi) in connection with a bona fide pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)                                 Legends. Certificates evidencing the Shares shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the certificates for the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED

IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(c)                                  Removal of Legends. Subject to the Company’s right to request an opinion of counsel as set forth in Section 4.1(a), the legend set forth in Section 4.1(b) above shall be removable and the Company shall issue or cause to be issued a certificate without such legend or any other legend to the holder of the applicable Shares or issue or cause to be issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) as provided in this Section 4.1(c), if (i) such Securities are sold pursuant to an effective registration statement (and while such registration statement is effective), (ii) such Shares are sold or transferred in compliance with Rule 144, including without limitation in compliance with the current public information requirements of Rule 144 if applicable to the Company at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by the Transfer Agent and/or counsel to the Company in connection with such sale or transfer, or (iii) such Shares are eligible for sale under Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction and counsel to the Company has provided written confirmation of such eligibility to the Transfer Agent (and the Company shall so direct its counsel to provide such confirmation). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of such legend shall be borne by the Company.

(d)                                 Acknowledgement. Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

4.2                               Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1                               Conditions Precedent to the Obligations of Purchaser to Purchase Shares at the Closing. The obligation of Purchaser to acquire Shares at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

(a)                                 Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a different specified date.

(b)                                 Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

5.2                               Conditions Precedent to the Obligations of the Company to sell Shares at the Closing. The Company’s obligation to sell and issue the Shares to Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)                                 Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a different specified date.

(b)                                 Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereby to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

ARTICLE 6

MISCELLANEOUS

6.1                               Fees and Expenses. Except as expressly set forth herein to the contrary, the Company and Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to Purchaser.

6.2                               Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties hereunder.

6.3                               Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or such other address as may be designated in writing hereafter, in the manner set forth in this Section 6.3, by the applicable Person):

If to the Company:	Netlist, Inc.
175 Technology, Suite 150
Irvine, CA 92618
	Telephone No.:	949-435-0025
	Facsimile No.:	949-435-0031
Attention: Chief Financial Officer

With a copy to:	Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
	Telephone No.:	(858) 720-5100
	Facsimile No.:	(858) 523-5941
Attention: Scott M. Stanton

If to Purchaser:	To the address set forth under such Purchaser’s name on its signature page hereof

6.4                               Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5                               Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.6                               Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.

6.7                               No Third-Party Beneficiaries. Except as otherwise set forth in this Agreement, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8                               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9                               Survival. The representations and warranties and all agreements and covenants of any party contained herein shall survive for the applicable statute of limitations.

6.10                        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11                        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12                        Waiver of Conflicts. Purchaser acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Purchaser understands that the Company has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, and that Morrison & Foerster LLP has not represented any Purchaser or any stockholder, director or employee of the Company in the preparation, negotiation and execution of this Agreement. The Company and Purchaser hereby acknowledge that they have has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this Share Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

NETLIST INC.

By:	/s/Gail Sasaki
Name:	Gail Sasaki
Title:	Chief Financial Officer

PURCHASER

Chun Ki Hong and Won Kyung Cha Community Property Trust

By:	/s/Chun K. Hong
Name:	Chun K. Hong
Title:	Trustee